Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated May 3, 2016, relating to the balance sheet of CF Corporation as of March 2, 2016, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from February 26, 2016 (date of inception) to March 2, 2016, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

May 3, 2016